Exhibit 99.1



                              PRINCIPAL FINANCIAL GROUP


                                                      Principal Mutual
                                                      Life Insurance Company


     CERTIFIED MAIL AND AIRBORNE
     ---------------------------


     December 28, 1995


     Winston Millet
     IRSCO Development Co. Inc.
     3875 Wilshire Blvd. Suite 607
     Los Angeles, CA  90010

     Winston Millet, Guarantor
     Max Guefen, Guarantor
     IRSCO Development Co. Inc.
     3875 Wilshire Blvd. Suite 410
     Los Angeles, CA  90010

               RE:  Loan No. 397959 ("Loan")
                    IRSCO Development Co., Inc., a California corporation ("Borrower")
                    5102-5116 Canyon & 15554-15362 Arrow
                    Irwindale, CA 91706 ("Property")

     Dear Borrower:

     On December 31, 1995, Borrower executed a Secured Promissory Note in the amount of $3,250,000.00 (the "Note"). The Note is payable to Principal Mutual Life Insurance Company ("Principal Mutual"). The Note is secured by a Deed of Trust, Security Agreement and Assignment of Rents ("Deed of Trust"). Assignment of Security Land Contract, Lease and Rents ("Assignment") and Guaranty ("Guaranty") all dated December 31, 1986. The Note, Deed of Trust, Assignment and Guaranty are collectively referred to herein as the "Loan Documents".

     Borrower is in default under the terms of the Loan Documents for failure to make a debt service payment under the terms of the Note on December 1, 1995. Principal Mutual hereby demands that you cure the default as set forth below:

     1.   Payment Default.  This default may be cured by paying $27,271.69 to
          ---------------
          Principal Mutual by the close of business on January 8, 1996. All future payments must be made as they come due under the Note. For your information, the cure amount was calculated as follows:

          Monthly Payments:  December 1995
          ($26,736.95 x 1)                        $26,736.95

          Late Charges:  December 1995
          ($534.74 x 1)                           $   534.74

          Total                                   $27,271.69


     Your immediate attention to a cure of the above specified default in payment of debt service and late charges is essential. If the default is not cured in the manner set forth herein. Principal Mutual shall proceed to enforce its rights and remedies under the Loan Documents.

     If you have questions regarding this notice of default, call either Shonns Naset at (515) 248-0056 or the undersigned at (515) 247-7445.

     Very truly yours,


     /s/ Dennis D. Ballard
     --------------------------
     Dennis D. Ballard
     Counsel





     cc:  Steve Franzenburg
          Mari Larson
          Denise Rouse
          Russ Beecher
          Nancy Campbell
          Shonns Naset
          Becky McAllister